Exhibit 10.1

December 15, 2015

Agrium US Inc.

c/o 13131 Lake Fraser Drive S.E.

Calgary, Alberta Canada

T2J 7E8

Attention:   Breen Neeser

Re:  Amendment & Termination of Distribution Agreement

Dear Mr. Neeser:

We refer to the Distribution Agreement between Agrium U.S. Inc. (“Agrium”), a Delaware corporation, as successor to Royster Clark Resources, LLC and wholly-owned subsidiary of Agrium, Inc. and Rentech Nitrogen, LLC, a Delaware limited liability company, as successor in interest to Rentech Energy Midwest Corporation (“Nitrogen”), dated as of April 26, 2006, as amended, modified or supplemented (the “Distribution Agreement”).  Capitalized terms used herein, but not otherwise defined herein shall have the meanings defined in the Distribution Agreement.

Both Agrium and Nitrogen wish to amend and terminate the Agreement on December 31, 2015, and by signing below both parties hereby agree to the following.

1.

Subject to the terms of this letter agreement, Section 5.1(a) of the Distribution Agreement shall be amended by deleting the phrase “the tenth anniversary thereof” and replacing such phrase with “December 31, 2015”.

2.

Immediately prior to December 31, 2015, Nitrogen will remit an amount to Agrium so that the Applicable Commission paid to Agrium for the period from April 26, 2015 through the termination date of the Distribution Agreement will be equal to $5,000,000.

3.

The amendment to the Distribution Agreement provided in paragraph 1 above shall be conditioned on the compliance of Nitrogen with the terms of paragraph 2 above.  In the event that the obligations of Paragraph 2 above are not complied with prior to December 31, 2015 this letter agreement shall terminate with no further effect on the Distribution Agreement.

4.

In connection with the foregoing, each of Nitrogen and Agrium shall, and shall cause their respective affiliates to, cooperate using commercially efforts to execute and deliver such additional documents take such further actions as may be reasonably required to transition the sale and repurchase of Facility Products from personnel of Agrium to Nitrogen.

Please feel free to contact me at 720-274-3113 should you have any questions or concerns, and

Thank you for your efforts on behalf of Nitrogen.

Sincerely,

RENTECH NITROGEN, LLC

/s/ John Diesch
John Diesch
President

ACKNOWLEDGED & AGREED

AGRIUM U.S. INC.

/s/ Breen Neeser
Name:	Breen Neeser
Title:	Vice President Wholesale Sales and Marketing

Cc:David Pearce